EXHIBIT 10.14

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made as of the 1st day of June, 2005, by and between JACKSON BREWERY MILLHOUSE, L.L.C., a Louisiana limited liability company ("Landlord") and ODYSSEY MARINE EXPLORATION, INC., a Nevada limited liability company ("Tenant").

     FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do covenant and agree as follows.

                                  ARTICLE I.
                       Basic Lease Terms and Definitions

1.1  Basic Lease Terms

     The terms set out and defined in this Section, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

     (a) "Annual Basic Rental": Two Hundred Ten Thousand Eight Hundred Fifty and No/100 Dollars ($210,850.00) per year, payable in twelve (12) equal monthly installments of Seventeen Thousand Five Hundred Seventy and 83/100 Dollars ($17,570.83).

     (b) "Commencement Date": The Commencement Date shall be the date Tenant opens for business in the Premises, but no later than August 1, 2005.

     (c) "Common Areas": Those areas and facilities that may be furnished by Landlord, now or hereafter, in or near the Shopping Center for the non-exclusive general common use of tenants, and other occupants of the Shopping Center, their officers, agents, employees and customers, including (without limitation) all parking areas, access roads, employee parking areas, truckways, driveways, loading docks and areas, delivery passages, package pick-up stations, sidewalks, malls, roofs, and sprinklers in Common Areas, courts, ramps, landscaped and planted areas, retaining walls, stairways, escalators, elevators, bus stops, first aid stations, sewage treatment facilities, if any, lighting facilities, comfort stations or rest rooms, civic center, meeting rooms, and other similar areas, facilities or improvements.

     (d)  "Default Rate":  An annual rate of interest equal to the lesser of
(i) four percent (4%) over the "Prime Rate" as stated in the Money Rates section of the Wall Street Journal, (ii) the maximum rate of interest permitted by applicable law, or (iii) eighteen percent (18%).

     (e) "Landlord's Building": The structure owned by Landlord on the land described on Schedule "B" attached hereto, as the same may be altered, reduced, expanded or replaced from time to time in accordance with the terms hereof.

     (f) "Landlord's Floor Area": The aggregate amount of square feet of leasable floor area in Landlord's Building, which, with respect to any such floor area that has been leased to any rent-paying tenant, shall be determined in accordance with the provisions of any lease applicable thereto and which, with respect to any floor area not so leased, shall consist of all such


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leasable floor area in Landlord's Building designed for the exclusive use and occupancy of rent-paying tenants, which shall exclude Common Areas, kiosks and temporary vendors, mezzanine areas and areas used for management and promotion offices and storage.

     (g) "Landlord's Work": The leasehold improvements to be constructed by Landlord in or to the Premises as more fully described in Schedule C attached hereto.

     (h) "Lease Year": The first Lease Year shall commence on the Commencement Date and shall end at the close of the twelfth full calendar month following the Commencement Date; thereafter, each Lease Year shall consist of successive periods of twelve calendar months. Any portion of the Term remaining at the end of the last full Lease Year shall constitute the final Lease Year and all Rental shall be apportioned therefor.

     (i) "Permitted Use": Tenant shall use the Premises under Tenant's Trade Name (as hereinafter described) solely for the purpose of conducting the Permitted Use as such term is hereinafter defined; and shall not use or permit or suffer the use of the Premises for any other business or purpose. As used herein, Permitted Use shall mean the following on the third floor of the
Premises: an interactive attraction that has a theme of exploring, recovering and displaying shipwrecks and marine themed merchandise and a retail store for the sale of shipwreck and marine themed merchandise and artifacts; on the first floor of the Premises, the Permitted Use shall be a sales office for the third floor attraction and a retail store for the sale of shipwreck and marine themed merchandise and artifacts.

     (j) "Premises": That portion of Landlord's Building shown as the hatched areas on Schedule "A" attached hereto having a Floor Area of approximately 1,351 square feet of leasable area on Level 1 of Landlord's Building and approximately 7,300 square feet of leasable area on Level 3 of Landlord's Building. Schedule "A" is attached for the purpose of graphically depicting the location of the Premises within Landlord's Building, and the matters appearing thereon, other than the location and configuration of the Premises, whether indicated graphically or in writing do not confer on Tenant any rights of use, access, or continued existence or any obligation of Landlord to continue to maintain such structures, areas, or matters in the configuration shown or depicted and shall not be deemed a warranty or a representation on part of Landlord that the Premises or Landlord's Building will be exactly as indicated thereon.

     (k) "Radius Restriction": Within one hundred fifty (150) miles of the Shopping Center. See Section 21.1.

     (l) "Shopping Center": The Shopping Center Area and any adjacent parcel or parcels of land more particularly described in Schedule "B" and known as "The Jackson Brewery Millhouse."

     (m) "Shopping Center Area": That certain parcel of land owned or controlled by Landlord situated in the City of New Orleans, State of Louisiana, more particularly described in Schedule "B", and, upon the opening for business with the public of any expansion of the Shopping Center Area, the term "Shopping Center Area" shall include property used for such expansion.

     (n) "Tenant Notice Address": 5215 West Laurel Street, Tampa, Florida 33607. See Section 19.1.

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     (o)  "Tenant Trade Name":  Tenant's Trade Name under which its business in the Premises shall be operated is: "Odyssey's Shipwreck And Treasure Adventure."

     (p) "Tenant's Floor Area": When used with respect to the Premises, the phrase "Tenant's Floor Area" shall mean a total of 8,651 square feet of which 1,351 square feet is located on Level 1 of Landlord's Building and 7,300 is located on Level 3 of Landlord's Building, notwithstanding the fact that the square footage may vary from the actual square footage in the Premises.

     (q) "Tenant's Work": The leasehold improvements to be constructed by Tenant in or to the Premises as more fully described in Schedule C.

     (r) "Term": The Term begins on the Commencement Date and continues for a period of Five (5) years plus the part of a month, if any, from the Commencement Date through the last day of the month immediately prior to the first full calendar month in the Term, subject to all termination rights granted herein.

     (s)  "Termination Date":  Midnight of the last day of the Term.

1.2  Additional Defined Terms

     The following additional terms are defined in the places in this Lease noted below:

     TERM                                             SECTION

     "Additional Rental"                               5.1
     "Casualty"                                       14.1
     "Event of Default"                               17.1
     "Force Majeure"                                  21.24
     "Laws and Regulations"                            8.1
     "Mortgage"                                       18.1
     "Mortgagee"                                      18.1
     "Ready for Occupancy"                             7.1
     "Rental"                                          5.1

1.3  Attachments

     The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

     Schedule "A"          Site Plan Showing Location of Premises
     Schedule "B"          Legal Description of Shopping Center Area.
     Schedule "C"          Landlord's and Tenant's construction obligations
                             with respect  to the Premises.
     Schedule "D"          Rules and Regulations
     Schedule "E"          Commencement/Termination Agreement
     Schedule "F"          Existing Exclusives







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                                  ARTICLE II.
                                   Premises

2.1  Demised Premises

     Subject to the terms, provisions and conditions set forth herein and in consideration of the mutual covenants and obligations herein made, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

                                 ARTICLE III.
                                    Term

3.1  Term

     The Term shall begin on the Commencement Date and shall continue for the remainder of the Term subject to all termination rights granted herein. Landlord and Tenant agree, upon demand of the other, to execute a declaration certifying the commencement and termination dates of the Term as soon as the Commencement Date has been determined.

3.2  Termination

     Unless terminated sooner as hereinafter provided, this Lease shall terminate on the Termination Date without the necessity of any notice from either Landlord or Tenant to terminate this Lease.

     Tenant hereby agrees that if it fails to surrender the Premises at the end of the Term, or earlier termination as provided in this Lease, Tenant will be liable to Landlord for any and all damages that Landlord shall suffer by reason thereof, and Tenant shall indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord, found upon delay by Landlord in delivering possession of the Premises to such succeeding tenant caused by Tenant's holding over.

     For the period of six (6) months prior to the expiration of the Term, Landlord shall have the right to display on the exterior of the Premises the customary sign "For Rent"; and during such period Landlord may show the Premises and all parts thereof to prospective tenants during normal business hours.

3.3  Holding Over

     If Tenant shall be in possession of the Premises after the Termination Date in the absence of any agreement extending the Term hereof, or Landlord's demand to Tenant to sooner vacate the Premises, the tenancy under this Lease shall become one from month to month terminable by either party on thirty (30) days prior written notice, at a monthly rental equal to 1.5 times the monthly installment of Annual Basic Rental payable during the last month of the Term. Tenant shall also pay all other charges payable under the terms of the Lease, prorated for the period during which Tenant remains in possession. Such tenancy shall also be subject to all other conditions, provisions and obligations of this Lease.




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3.4  Option to Terminate

     Tenant shall have the right to terminate this Lease effective as of the end of the 18th full calendar month of the Term. Tenant may exercise this right to terminate the Lease for any reason. If Tenant elects to exercise this right to terminate the Lease, Tenant shall send a written notice of termination to Landlord no later than the end of the 12th full calendar month of the Term.

     Tenant shall also have the right to terminate this Lease effective as of the end of the 36th full calendar month of the Term. Tenant shall have the right to exercise this right to terminate the Lease only if (a) Tenant has achieved maximum capacity attendance on the third floor, (b) Tenant needs larger premises to accommodate its business and (c) Landlord is unable to provide the extra space in the Shopping Center which is suitable, in Tenant's sole discretion, for Tenant's use. If the foregoing conditions are satisfied and Tenant elects to exercise this right to terminate the Lease, Tenant shall send a written notice of termination to Landlord no later than the end of the 30th full calendar month of the Term.

     In the event Tenant terminates the Lease as permitted in this Section 3.4, Landlord shall not recover from Tenant any expenses of the Premises or Landlord's Work.
                                 ARTICLE IV.
                                    Use

4.1  Prompt Occupancy and Use

     Tenant shall occupy the Premises upon commencement of the Term and thereafter will continuously use the Premises for the Permitted Use and for no other purpose whatsoever.

4.2  Storage and Office Areas

     Tenant shall use only such minor portions of the Premises for storage and office purposes as are reasonably required therefor to operate the retail store within the Shopping Center. In no event can office and storage exceed twenty percent (20%) of the Premises.

4.3  Tenant's Trade Name

     Unless otherwise approved by Landlord, Tenant shall conduct business in the Premises only under Tenant's Trade Name.

4.4  Store Hours

     Tenant shall cause its business to be conducted and operated in good faith and in such manner as shall assure the transaction of a maximum volume of business in and at the Premises. Unless other hours are designated or approved by Landlord in writing, Tenant shall cause the Premises to be open from 9:00 a.m. until 8:00 p.m. Monday through Saturday and 10:00 a.m. until 7:00 p.m. Sunday. The Shopping Center shall be closed for business on Thanksgiving Day and Christmas Day. Landlord, in its sole discretion, shall have the right to reduce or eliminate Operating Hours on any or all of New Year's Eve, New Year's Day, Thanksgiving Eve, Christmas Eve, Labor Day, Memorial Day, the Fourth of July and Mardi Gras. Tenant agrees that during each Lease Year, from Thanksgiving Day through December 31 and on at least five (5) additional days, Landlord shall be permitted to extend Tenant's

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Operating Hours up to an additional three (3) hours per day.  With prior notice to Landlord, Tenant shall have the right to open one hour earlier and one hour later than the Shopping Center business hours. For special events and with Landlord's prior approval, which shall not be unreasonably withheld, Tenant shall also have the right to open at any other time. Tenant shall pay for any additional costs incurred by Landlord in connection with Tenant's opening the Premises for business during the hours that are not the normal Shopping Center hours, including but not limited to, any additional costs of heating, ventilating and air-conditioning the Common Areas and the Premises, additional utilities furnished to the Premises by Landlord and security for the Common Areas.

4.5  Exclusive Use.

     Tenant shall have the exclusive right in the Landlord's Building to operate a business that is primarily devoted to a shipwreck or marine themed interactive attraction. During the Term of this Lease, Landlord shall not execute any other lease, nor shall Landlord otherwise permit the operation of a business that is primarily devoted to a shipwreck or marine themed interactive attraction in the Landlord's Building by a subtenant or assignee of an existing tenant in the Landlord's Building. Each party shall cooperate with the other in any legal proceedings to enforce the covenant contained herein against a third party. Notwithstanding the foregoing, this exclusive shall not apply to any existing leases in the Landlord's Building that do not now prohibit Tenant's exclusive use, provided, however, if Landlord's consent is required for such use and such consent is requested, Landlord will not grant consent to a use that would violate this exclusive.

                                  ARTICLE V.
                                    Rental

5.1  Rentals Payable

     Beginning on the Commencement Date and continuing through the remainder of the Term, Tenant covenants and agrees to pay to Landlord as rental ("Rental") for the Premises, the following:

     (a)  The Annual Basic Rental specified in Section 1.1; plus

     (b) All additional sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rental (collectively referred to as "Additional Rental");

     Provided, however, that the Annual Basic Rental shall be adjusted proportionately (on a per diem basis) for any Lease Year of more or less than twelve (12) calendar months.

5.2  Annual Basic Rental

     Annual Basic Rental shall be payable without prior demand in equal monthly installments in advance on or before the first day of each full calendar month during the Term, the first such payment to include also any prorated Annual Basic Rental for the period from the Commencement Date to the first day of the first full calendar month of the Term.


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5.3  Tenant's Records and Reports

     The number of paying customers admitted to the interactive experience on the third floor of the Premises is important for the purposes of this Lease, including the rent credit described below in Section 5.5. For the purpose of permitting verification by Landlord, Tenant shall keep and preserve such books and records that shall permit Landlord to verify the number of paying customers admitted to the attraction on the third floor of the Premises.
These books and records shall be maintained for the Term of the Lease and for a period of one year after the end of the Term. Tenant shall submit to Landlord quarterly reports certified by Tenant's chief executive officer or chief financial officer that describe the number of paying customers admitted to the attraction on the third floor of the Premises in the prior quarter and the Lease Year to date. The quarterly reports shall be submitted after the required public company quarterly reports have been filed by Tenant.
Landlord, its agents and accountants, shall have the right to examine or audit Tenants books and records pertaining only to the number of paying customers admitted to the attraction on the third floor of the Premises, provided (a) Landlord shall not have access to Tenant's books and records that do not pertain to the number of paying customers admitted to the attraction on the third floor of the Premises and (b) Landlord shall have access to the relevant books and records only after Tenant's public filings with respect to this period of time have been made.

5.4  Payment of Rental

     Tenant shall pay all Rental when due and payable, on or before the first day of each full calendar month during the Term, without any setoff, deduction or prior demand therefor whatsoever except as provided herein. If Tenant shall fail to pay any Rental within five (5) Business Days after Tenant receives notice that the same has not been paid when due, Tenant shall be obligated to pay a late payment charge equal to One Hundred Dollars ($100.00) to reimburse Landlord for its additional administrative costs. In addition, any Rental which is not paid within five (5) Business Days after Tenant receives notice that the same has not been paid when due shall bear interest at the Default Rate from the first day due until paid. Any Additional Rental which shall become due shall be payable unless otherwise provided herein, with the next monthly installment of Annual Basic Rental. Rental and statements required of Tenant shall be paid and delivered to Landlord at its notice address set out in Section 19.1 or at such other place as Landlord may, from time to time, designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of a check for a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

5.5  Rent Credit

     Tenant shall be entitled to a rent credit if more than 50,000 paying customers are admitted to the attraction on the third floor of the Premise over the course of the first or second six month period in any Lease Year. The amount of the rent credit for each six month period shall be Fifty Cents ($0.50) for each customer in excess of 50,000 up to 100,000 customers. The maximum rent credit due with respect to any six month period shall be $25,000 if 100,000 or more paying customers are admitted to the Premises in that six

Page 7


month period. The amount of the rent credit earned with respect to any six month period shall be credited against the Annual Basic Rental payable in the next six month period. For example, if 125,000 paying customers are admitted to the Premises in the first six months of the second Lease Year, then the $25,000 rent credit earned with respect that period shall reduce the $105,425 Annual Basic Rental payable in the second six months of the second Lease Year to $80,425, which shall be payable in equal monthly installments of $13,404.17. The rent credit shall not be due or payable by Landlord and shall only reduce the Annual Basic Rental payable in the six month period following the period in which the rent credit was earned. Without limiting the generality of the foregoing, Landlord shall not be responsible for the payment of any portion of the rent credit that is not taken by Tenant before the end of the Term, whether the Term ends as a result of the exercise of the option to terminate by Tenant under Section 3.4 or for any other reason.

                                  ARTICLE VI.
                                     Taxes

6.1  Tenant's Taxes

     Tenant shall pay to the appropriate agency any and all sales, excise and other taxes (not including, however, Landlord's income taxes) levied, imposed or assessed by the State in which the Shopping Center is situated or any political subdivision thereof or other taxing authority upon any Rental payable hereunder. Tenant shall also be solely responsible for and pay within the time provided by law all taxes imposed on its inventory, furniture, trade fixtures, apparatus, leasehold improvements (installed by or on behalf of Tenant), equipment and any other of Tenant's personal or other property. If Tenant's leasehold improvements are not separately assessed to Tenant but are instead included on the assessment against Landlord's Building, then Tenant shall pay Landlord upon demand the amount of the taxes attributable to Tenant's leasehold improvements. Landlord should provide an accountant's letter to support the calculation of the amount in reasonable detail and Tenant will have the right of audit.
                                 ARTICLE VII.
                                 Improvements

7.1  Landlord's Work

     Landlord's Work is described on Schedule C. Landlord's Work is the construction, alterations, additions or improvements in or to the Premises that Landlord agrees to perform before delivery of possession of the Premises to Tenant. Subject to the receipt of all necessary governmental permits and approvals, which governmental permits and approvals Landlord has previously applied for and will diligently pursue obtaining, Landlord agrees to begin Landlord's Work promptly following execution of this Lease. Landlord shall comply with all applicable federal, state, city and other governmental building codes, rules and regulations with respect to the work, and Landlord shall obtain all federal, state, city and other governmental permits and licenses necessary for the performance of Landlord's Work. At the request of Tenant, Landlord and Tenant together shall conduct a walk-through of the Leased Premises to compile a punch list of items that Tenant contends are not completed or are defective. Tenant shall deliver a copy of the punch list to Landlord no later than ten (10) days after the walk-through. Excluding latent defects for which Landlord shall remain responsible for a period of one (1) year after delivery of possession, Tenant shall be deemed to have accepted Landlord's Work if Tenant fails to deliver a punch list of the incomplete or defective work to Landlord within 20 days after the delivery of possession of

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the Premises.  If Tenant timely delivers the punch list to Landlord, Landlord agrees to complete any punch list items as promptly as reasonably possible after it receives the punch list.

     The Premises shall be "Ready for Occupancy" as of the date on which Landlord's Work shall be substantially complete. For purposes of this Lease, Landlord's Work shall be deemed "substantially complete" when Landlord has completed its work to the point where Tenant's contractor may commence the unrestricted construction of Tenant's Work.

7.2  Tenant's Work

     Tenant's Work is described on Schedule C. Promptly following Landlord's delivery of possession of the Premises to Tenant with Landlord's Work substantially complete, Tenant shall perform Tenant's Work. Within forty-five
(45) days of its execution of this Lease, Tenant shall, at its sole cost and expense, submit to Landlord its plans for improvements to the Premises, and after approval thereof by Landlord shall complete all improvements and other work to be performed by it pursuant to such plans and the manner set out in Schedule "C". Tenant will be permitted by Landlord to enter the Premises in accordance with Schedule "C" for the purpose of performing its obligations under Schedule "C" and for the purpose of installing its fixtures and other equipment, provided (i) Tenant shall have obtained Landlord's prior written approval of the plans and specifications for such work; and (ii) Tenant shall have deposited with Landlord the policies or certificates of insurance required in Section 13.4. Tenant's activities shall be conducted so as not to unreasonably interfere with Landlord's construction activities. Tenant shall maintain the Premises in a clean and orderly condition during construction and merchandising. All trash that may accumulate in connection with Tenant's construction activities shall be removed daily from the Shopping Center by Tenant at its expense. During such period, Tenant shall perform all duties and obligations imposed by this Lease, including, without limitation, those provisions relating to insurance and indemnification, saving and excepting only the obligation to pay Rental (other than any Additional Rental arising out of failure of Tenant to perform its obligations under this Lease), which obligation shall commence when the Term commences.

     Notwithstanding the foregoing, prior to commencement of construction of the Premises, Tenant shall submit to Landlord a Contractor Qualification Statement and a Contractors Bid Sheet (on forms supplied by Landlord). The Contractor Bid Sheet shall indicate unit prices and total prices for all work to be done in the Premises by Tenant together with a signed affidavit by the general contractor that all subcontractors are included in the price listings. Upon approval of the contractor and the Contractor Bid Sheet by Landlord and prior to commencement of construction on the Premises, Tenant shall submit to Landlord a copy of the fully executed contract for the work to be done.

     Tenant's Work shall comply with the following requirements:

     (a) The work shall be performed in accordance with standards of good workmanship.

     (b) Landlord and Landlord's authorized representatives shall have the right to inspect all work while it is being performed and after completion to ensure compliance with the approved plans and specifications and the terms of this Lease, although Landlord has no obligation to conduct inspections or to report to Tenant any of Landlord's observations. Upon request by Landlord, Tenant shall promptly remedy any defective work or any work that is not in compliance with the approved plans and specifications or the terms of this Lease. Notwithstanding Landlord's inspection of the work, Landlord and its consultants and representatives shall have no liability for a failure to discover and/or disclose a defect, deficiency, error or omission in the work or for the non-compliance of the work with the terms of this Lease, the approved plans and specifications or applicable building laws, building codes or regulations.

     (c) Tenant shall comply with all applicable federal, state, city and other governmental building codes, rules and regulations with respect to the work.

     (d) Tenant shall obtain all federal, state, city and other governmental permits and licenses necessary for the performance of the work.

     (e) All work shall be performed by a licensed contractor. If the cost of the work exceeds $50,000, the work shall be performed under a written and recorded contract that is bonded for the full amount of the contract by a corporate surety authority to do business in the State of Louisiana. The notice of contract, with the bond attached, shall be filed and recorded with the Clerk of Court and Ex-Officio Recorder of Mortgages for the Parish in which the Premises are located before the beginning of any work.

7.3  Effect of Opening for Business

     By opening for business, Tenant shall be deemed to have (a) accepted the Premises, (b) acknowledged that the Premises are "Ready for Occupancy" hereunder, and (c) agreed that the obligations of Landlord under Schedule "C" have been fully performed except for (i) punchlist items or defects in Landlord's Work of which Tenant notifies Landlord in writing prior to Tenant's opening for business and (ii) latent defects for which Landlord shall remain responsible for a period of one (1) year after delivery of possession to Tenant.

7.4  Mechanic's Liens

     No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the Shopping Center or the Premises by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Shopping Center or the Premises by reason of work, labor, services, or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to due, and the amount so paid by Landlord including reasonable attorney's fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental.

7.5  Tenant's Trade Fixtures

     All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises by Tenant at its expense shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease; and provided further that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus.

                                ARTICLE VIII.
                                 Operations

8.1  Operations by Tenant

     Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use, and Tenant agrees to use and maintain the Premises in compliance with all applicable governmental laws, decrees, ordinances, orders, rules and regulations of all governmental bodies (federal, state, county and/or parish and municipal) (hereinafter collectively referred to as "Laws and Regulations") from time to time in force which shall affect (a) Tenant's use of the Premises, (b) the manner or conduct of Tenant's business or operation of Tenant's installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, and Tenant shall pay all the costs, expenses, fines, penalties and damages that may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe such Laws and Regulations or which Landlord may incur as a result of Tenant's breach of the above covenants.

     Tenant shall give prompt notice to Landlord of any notice Tenant receives of the violation of any Laws and Regulations of any such governmental body with respect to the Premises or the use or occupancy thereof.

     Tenant agrees not to use or to allow or permit the Premises to be used for any purpose prohibited by any Laws and Regulations and Tenant agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Premises. Tenant will continuously conduct Tenant's business in and occupy the Premises, and will control Tenant's agents, employees and invitees in such a manner so as not to create any nuisance or unreasonably interfere with, annoy or disturb any of the other tenants in Landlord's Building or Landlord in Landlord's management of Landlord's Building. Notwithstanding anything to the contrary contained herein, Tenant shall not use the Premises or allow or permit the same to be used in any way or for any purpose that will increase the rate of fire or other insurance for Landlord's Building or the contents thereof, or which may render Landlord's Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Louisiana or which may render void or voidable any insurance on Landlord's Building or the contents thereof. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of Landlord's Building and/or the Shopping Center and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises that would subject Landlord to any liability or responsibility for any personal injury or death or property damage, or which would result in the cancellation of, or limit the assertion of any defense by the insured, in whole or in part, to claims under any policy of insurance in respect of Landlord's Building, or the Shopping Center . In the event that by reason of

Tenant's acts or conduct of business there shall be an increase in the rate of insurance on Landlord's Building or the contents thereof, then Tenant hereby agrees to pay such increase.

     In regard to the use and occupancy of the Premises, Tenant will at its expense: (a) keep the inside and outside of all glass in the doors and windows of the Premises clean; (b) keep all exterior store surfaces of the Premises clean; (c) replace promptly any cracked or broken glass of the Premises with glass of like grade and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests, including cleaning, repairing or replacing as needed all floor covering within the public areas of the Premises; (e) keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises until removed; (f) have such garbage, trash, rubbish and refuse removed on a daily basis; (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of governmental authorities and all recommendations of Landlord's fire insurance rating organization now or hereafter in effect; (i) light the show windows of the Premises and exterior signs and turn the same off to the extent required by Landlord; (j) comply with and observe all rules and regulations established by Landlord from time to time which apply generally to all retail tenants in the Shopping Center; (k) maintain sufficient and seasonal inventory and have sufficient number of personnel to maximize sales volume in the Premises; and (l) conduct its business in all respects in a dignified manner in accordance with high standards of store operation consistent with the quality of operation of the Shopping Center as determined by Landlord and provide an appropriate mercantile quality comparable with the entire Shopping Center.

     In regard to the use and occupancy of the Premises and the Common Areas, Tenant will not: (m) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Area; (n) use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within the Shopping Center, which is in any manner audible or visible outside of the Premises; (o) permit undue accumulations of or burn garbage, trash, rubbish of other refuse within or without the Premises; (p) cause or permit objectionable odors to emanate or to be dispelled from the Premises; (q) solicit business in the parking area or any other Common Area; (r) distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other Common Area; (s) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, mall or other Common Areas; (t) receive or ship articles of any kind outside the designated loading areas for the Premises; (u) use the mall, corridor or any other Common Area adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking; (v) conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, or other similar type sale in or connected with the Premises (but this provision shall not restrict the absolute freedom of Tenant in determining its own selling prices, nor shall it preclude the conduct of periodic seasonal, promotional or clearance sales); (w) use or permit the use of any portion of the Premises for any unlawful purpose or for any activity of a type which is not generally considered appropriate for regional shopping centers conducted in accordance with good and generally accepted standards of operation; (x) place a load upon any floor which exceeds the floor load which the floor was designed to carry; (y) operate its heating or air-conditioning in such a manner as to drain heat or air-conditioning from the mall or from the premises of any other tenant or other occupant of the Shopping Center; or (z) install rear exit door signs, bells, knockers, alarm systems, etc., other than those supplied by Landlord, at Tenant's expense, or approved by Landlord.

     Tenant acknowledges that it is Landlord's intent that the Shopping Center be operated in a manner that is consistent with the highest standards of decency and morals prevailing in the community which it serves. Toward that end, Tenant agrees that it will not sell, distribute, display or offer for sale any item that, in Landlord's good faith judgment, is inconsistent with the quality of operation of the Shopping Center or may tend to injure or detract from the moral character or image of the Shopping Center within such community. Without limiting the generality of the foregoing, Tenant will not sell, distribute, display or offer for sale (i) any roach clip, water pipe, bong, toke, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia commonly used in the use or ingestion or illicit drugs, or (ii) any pornographic, lewd, suggestive, or "adult" newspaper, book, magazine, film, picture, representation or merchandise of any kind.

     Tenant further acknowledges that Landlord has granted and may hereafter grant exclusive rights and/or use restrictions in favor of other tenants in the Shopping Center. From and after the date of receipt of written notice from Landlord of the existence of such exclusive rights and/or use restrictions in favor of another tenant in the Shopping Center, Tenant agrees not to use the Premises in violation of the exclusive rights and/or use restrictions; provided, however, Tenant shall not be prohibited in any case from using the Premises for the Permitted Use. Attached hereto as Schedule F is a description of the existing exclusives in the Shopping Center.

     Tenant shall not install or operate an ATM (automatic teller machine) in the Premises.

     Tenant acknowledges that Landlord does not provide and has no responsibility for security within the Premises. Security within the Premises is solely the responsibility of Tenant.

8.2  Signs and Advertising

     Tenant will not place or suffer to be placed or maintained on the exterior of the Premises any sign, advertising matter or any other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises or interior sign visible from outside the Premises without first obtaining Landlord's prior written approval. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times.

     Under no circumstances shall Tenant be permitted to place hand-lettered advertising on the exterior of the Premises or any glass of any window or door of the Premises.

8.3  Painting and Displays by Tenant

     Tenant will not paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord's written approval. Tenant will install and maintain at all times, subject to the other provisions of this Article, displays of merchandise in the show windows (if any) of the Premises. All articles, and the arrangement, style, color and general appearance thereof, in the interior of the Premises including, without limitation, window displays, advertising matter, signs, merchandise and store fixtures, shall be in keeping with the character and standards of the improvements within the Shopping Center, as determined by Landlord. Landlord reserves the right to require Tenant to correct any nonconformity.

8.4  Trash Removal

     Tenant shall keep any garbage, trash, rubbish, or other refuse in rat-proof containers within the interior of the Premises and Landlord shall remove at Tenant's expense, such garbage, trash, rubbish and refuse from the Premises on a routine basis.

8.5  Vieux Carre Commission

     Tenant recognizes that the Shopping Center is within the jurisdiction of the Vieux Carre Commission, an agency of the City of New Orleans. Notwithstanding the other provisions of this Lease, Tenant agrees with Landlord that Tenant shall at all times comply with all rules, regulations and orders of the Vieux Carre Commission (or any successor thereto) applicable to Tenant's use and occupancy of the Premises and the Shopping Center, as such rules, regulations or orders may be made or established from time to time. If Tenant is judicially determined to be in violation of the rules, regulations and orders of the Vieux Carre Commission and said violation is not cured within thirty (30) days or other time ordered by the Court, then an Event of Default shall be deemed to have occurred under Section 17.1 of this Lease. This Section is for the benefit of Landlord only and may not be relied upon or enforced by any other person or entity.

                                  ARTICLE IX.
                            Repairs and Alterations

9.1  Repairs to be Made by Landlord

     Landlord, at its expense, will make, or cause to be made (a) structural repairs to the exterior walls, structural columns and structural floor that collectively enclose the Premises (excluding, however, all doors, door frames, storefronts, windows and glass, all of which are Tenant's responsibility), and (b) all repairs and replacements that may be required from time to time to maintain in good order and repair the electrical, plumbing, heating, ventilating, air conditioning and other mechanical systems in the Shopping Center (excluding the items that are located within the Premises and excluding the items that are located outside the Premises that exclusively serve the Premises, all of which are Tenant's responsibility). Tenant shall give Landlord notice of the necessity for any such repairs. Notwithstanding the foregoing, if the necessity for such repairs shall have arisen from or shall have been caused by the fault or willful acts of Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, to the extent such damage is not covered by proceeds from hazard insurance actually maintained by Landlord hereunder, Landlord may make or cause the same to be made, but shall not be obligated to do so, and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost of such repairs, if made, with interest thereon at the Default Rate until paid. In the event Landlord elects not to make such repairs caused by Tenant's negligence, Landlord may require Tenant to make such repairs at Tenant's sole cost and expense.

9.2  Repairs to be Made by Tenant

     All repairs to the Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to
Section 9.1 or Section 14.1, shall be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant will keep the interior of the Premises, together with all electrical, plumbing, heating, ventilating, air-conditioning, and other mechanical installations therein (other than items to be repaired by Landlord pursuant to Section 9.1), in good order and repair and will make all replacements from time to time required thereto at its expense; and will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by Casualty (other than such damage by Casualty that is caused by the negligence of Tenant, its agents, concessionaires, officers, employees, contractors, licensees or invitees, and which is not wholly covered by Landlord's hazard insurance policy), unavoidable accident or Act of God. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, subject to the provisions of Section 9.4, any additional electrical wiring that may be required in connection with Tenant's apparatus. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Tenant shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including but not limited to attorney's and other professional fees, and any other cost that Landlord might reasonably incur.

     In the event the Premises (including the Premises' electrical, plumbing, heating, ventilating, air conditioning and other mechanical installations) are not properly maintained in a timely manner by Tenant, Landlord may provide such maintenance and/or perform such repairs as it deems necessary and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost thereof with interest thereon at the Default Rate until paid.

9.3  Damage to Premises

     Tenant shall repair promptly at its expense any damage to the Premises, and, upon demand, shall reimburse Landlord as Additional Rental for the cost of the repair of any damage elsewhere in the Shopping Center, caused by or arising from the installation or removal of property in or from the Premises, regardless of fault or by whom such damage shall be caused (unless caused by Landlord, its agents, employees or contractors). If Tenant shall fail to commence such repairs within five (5) days after notice to do so from Landlord, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost thereof with interest thereon at the Default Rate until paid.

9.4  Alterations by Tenant

     Tenant will not make any alterations, additions or improvements to the Premises or any part thereof (including, without limitation, any alterations of the store front or signs or structural alterations) unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall have obtained Landlord's approval thereof, which approval may not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may make non-structural alterations, additions or improvements to the interior of the Premises without Landlord's approval if such alterations, additions or improvements: (a) do not affect the structure or mechanical systems of the Premises and/or Landlord's Building, (b) will not require material restoration of the Premises after the termination of this Lease, and (c) will not materially and adversely affect Landlord's repair, maintenance or other obligations under this Lease or any other lease at the Shopping Center. Whether or not Landlord's approval is required for the work, all such work shall be performed by or on behalf of Tenant at Tenant's sole cost and expense and shall be performed promptly, efficiently, competently and in good and workmanlike manner by duly qualified or licensed persons or entities using first grade materials, without interference with or disruption to the operations of tenants or other occupants of the Shopping Center. All such work shall comply with all applicable governmental codes, rules, regulations, and ordinances. Landlord's approval of Tenant's architect and/or contractor shall in no way constitute any warranty or representation as to the competence or integrity of either or the quality of the work.

9.5  Changes and Additions to Center

     Landlord reserves the right to at any time and from time to time (a) to make or permit changes or revisions in its plan for the Shopping Center or the Shopping Center Area including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other Common Areas, (b) to construct other buildings or improvements in the Shopping Center Area and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same and (c) to make or permit changes or revisions in the Shopping Center or the Shopping Center Area, including additions thereto, and to convey portions of the Shopping Center Area, including additions thereto, and to convey portions of the Shopping Center Area to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof, provided such changes or revisions shall not materially decrease the visibility of or access to the Premises from Decatur Street.

9.6  Roof and Walls

     Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structure over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Shopping Center Area, the same to be in locations within the Premises as will not unreasonably deny Tenant's use thereof. Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach on the interior of the Premises.

     Tenant agrees to give Landlord access to the Premises for the purposes of this Section 9.6, provided that such access shall be made by Landlord in a manner that minimizes, to the extent reasonably practicable, interference with Tenant's business operations in the Premises.

                                  ARTICLE X.
                                 Common Areas

10.1  Use of Common Areas

     Landlord grants to Tenant and its agents, employees and customers a non-exclusive license to use the Common Areas in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord and subject, further, to the rights of Landlord set forth in Sections
9.5. and 10.2.

10.2  Management and Operation of Common Areas

     Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Shopping Center. Landlord will have the right (i) to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easement and other agreements pertaining to the use of the Common Areas; (iii) to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein;
(iv) to close temporarily any or all portions of the Common Areas; (v) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable.

10.3  Fixed Contribution to Operating Costs - Level 1

     In lieu of Tenant paying Landlord its proportionate share of Landlord's operating costs, Tenant shall pay Landlord a fixed contribution to Landlord's operating costs in an amount equal to $24,318 per year. The contribution shall be payable in advance on the first day of each calendar month during the Term without prior notice or demand in equal monthly installments of $2,026.50. The monthly payment shall be prorated for any partial month at the beginning or end of the Term. This fixed contribution toward Landlord's operating costs is based on $18 per square feet for the 1,351 square feet of the Premises on Level 1. Except as otherwise provided below in Section 10.4, Tenant shall not be required to make any contribution toward Landlord's operating costs for the portion of the Premises on Level 3.

10.4  Chilled Water Contribution - Level 3

     Tenant shall pay Landlord an air conditioning usage charge. Tenant's charge shall be based on Tenant's condenser water consumption for the portion of the Premises on Level 3. Landlord estimates that the charge will be approximately $1.60 per square foot of the portion of the Premises on Level 3, although the actual amount may be higher or lower. Tenant's condenser water consumption shall be estimated by qualified engineers employed by Landlord as a percentage of the overall estimated consumption by all tenants in the Shopping Center based on the best information and methods available at the time such estimates are made. An initial estimate shall be made as soon as necessary information is available to Landlord, but in no event later than the date Tenant opens for business. Such percentage share shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period it shall appear that Landlord has underestimated Tenant's proportionate share of Landlord's Air Conditioning Costs for such twelve (12) month period, Landlord may re-estimate Tenant's proportionate share of Landlord's Air Conditioning Costs and may bill Tenant for any deficiency which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred twenty (120) days or such reasonable time thereafter (in Landlord's determination) after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of Landlord's Air Conditioning Costs for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and each party hereby agrees that Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant's proportionate share of Landlord's Air Conditioning Costs paid by Tenant to Landlord during such twelve (12) month period. Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's office where such records are kept, during normal business hours, Landlord's records relating to Landlord's Air Conditioning Costs for such preceding twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder.

     Landlord's Air Conditioning Costs shall include the cost of energy, repairs, maintenance, tests, estimates, depreciation and any other costs other than capital costs, associated with Landlord's providing condenser water to all tenants of the Shopping Center.

10.5  Parking

     There is no parking at the Shopping Center. An affiliate of one of the members of Landlord owns and/or controls the following surface parking lots adjacent to and in the vicinity of the Shopping Center (the "Parking Lots"):
(a) the Jax Lot, consisting of the surface parking lot on the property generally bounded by Decatur Street, Toulouse Street, the Mississippi River Floodwall and Conti Street; (b) the Sugar Lot, consisting of the surface parking lot on the property generally bounded by North Peters Street, Conti Street, Front Street and Bienville Street; and (c) the Railroad Lot, consisting of the surface parking lot on the river side of the Mississippi River floodwall between the extensions of Conti Street and St. Peter Street. During the Term of this Lease, Landlord agrees to cause the owners and/or parking lots operators to provide Tenant with the parking privileges described in this Section 10.5. Three access cards will be provided to Tenant for use by its managers. All access cards remain the property of the owner of the Parking Lots or the parking lot operators, are non-transferable and shall be returned at the termination of this Lease. Also, Tenant will be sold books of prepaid 10 hour validation certificates for use by its employees. The certificates may be in the form of stamps, tickets or any other form. The certificates will be sold in books of 100. The cost for the 10 hour certificates is $5.00 per certificate that can be used Monday through Thursday and $8.00 per certificate that can be used Friday, Saturday or Sunday. The terms of this Section 10.5 provide a method of payment only for parking in the Parking Lots. It does not guarantee or warrant that parking is or will be available in the Parking Lots, all of which is provided on a non-reserved, space available basis and subject to the temporary or permanent closure of one or more of the lots from time to time.

                                 ARTICLE XI.
                          Promotion and Advertising

11.1  Advertising

     Tenants recognizes that its use of Landlord's identifying names, marks and logos for the Shopping Center, whether or not required or permitted herein, shall be subject to the prior written approval of Landlord; shall not create any rights of use in favor of Tenant, other than as specifically permitted herein; and shall cease at any time upon Landlord's direction and, in any event, shall cease upon termination of this Lease.

11.2  Gift Certificate Program

     Landlord or its property manager may issue or participate in a program that involves gift certificates that are redeemable at the Shopping Center. Upon notice from Landlord or its property manager, Tenant shall accept the designated gift certificates, provided Tenant will be reimbursed in full for the amount of the gift certificates accepted by Tenant and turned in for reimbursement. Tenant shall not be responsible if it accepts any such gift certificates which are determined at a later date to be counterfeits.

11.3  Louisiana Tax Free Shopping Program

     Tenant shall participate in the Louisiana Tax Free Shopping Program managed by the Chamber of Commerce, New Orleans and the River Region during the Term of this Lease. Tenant shall pay to Landlord in addition to the Promotional Fund $100.00 per year to participate in said Program. Participation in the program shall commence no later than ten (10) days after Commencement Date and shall be renewed each year upon expiration during the Term of this Lease.

                                 ARTICLE XII.
                                  Utilities

12.1  Water, Electricity, Telephone, Sanitary Sewer and Air Conditioning

     Landlord will provide at points to or within the Premises the facilities (excluding utility meters) necessary to enable Tenant to obtain for the Premises water, electricity, telephone, sanitary sewer service and condenser water for air conditioning. Tenant shall not at any time over burden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises.

     If Tenant desires to install any equipment that shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Landlord, such installation shall be subject to Landlord's prior written approval of Tenant's plans and specifications therefor. If such installation is approved by Landlord and if Landlord provides such additional facilities to accommodate Tenant's installation, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

     Tenant shall pay for all water, sanitary sewer, electricity, telephone service and other utilities required by or used by Tenant in the Premises.

     Tenant shall arrange and pay for the installation, maintenance, upkeep and repair of separate meters, where applicable, for all utilities supplied to the Premises, and Tenant shall be responsible for providing the necessary utility deposits to the utility providers.

12.2  Fire Protection Sprinkler System

     Landlord shall provide and maintain the bulk main distribution for a fire protection sprinkler system. The branch lines and sprinkler heads in the Premises shall be maintained by Tenant and shall remain the property of Landlord at the termination of this Lease. Any modifications or additions required to the existing sprinkler system within the Premises shall be at Tenant's sole cost and expense.

12.3  Discontinuances and Interruptions of Utility Services

     Unless caused by Landlord, Landlord shall not be liable to Tenant in damages or otherwise (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility, or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation or air-conditioning) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.

12.4  Landlord's Right to Alter Utilities.  [Intentionally omitted]

                                ARTICLE XIII.
                            Indemnity and Insurance

13.1  Indemnity by Tenant

     Tenant assumes full responsibility for the Premises and shall indemnify, hold harmless and defend Landlord, Landlord's owners and their respective agents, servants and employees from and against any and all claims, actions, damages, liabilities and expenses, including, but not limited to, attorney's and other professional fees and defense costs, (i) arising from any loss of life, personal injury and/or damage to any person or property occurring in, on, or about the Premises or (ii) arising from any loss of life, personal injury and/or damage to any person or property occurring outside of the Premises and resulting from any act, omission, or negligence of Tenant, its contractors, licensees, agents or employees, in whole or in part, except to the extent that such injury or damage is attributable to the negligent acts or omissions of Landlord.

13.2  Landlord Not Responsible for Acts of Others

     Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Shopping Center, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, and water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises and to such other portions of the Shopping Center as Tenant is herein given the right to use, at Tenant's own risk.

13.3  Tenant's Insurance

     At all times after the execution of this Lease, Tenant will carry and maintain at its expense a non-deductible:

     (a) One Million Dollars ($1,000,000) Combined Single Limit ISO Commercial General Liability insurance and Five Hundred Thousand Dollars ($500,000) Combined Single Limit Liability coverage for Owned, Hired, and Non-owned Automobiles;

     (b) Umbrella Liability coverage excess over ISO Commercial General Liability, Owned, Hired and Non-owned Automobiles in an amount of at least $5,000,000;

     (c) Workmen's Compensation with limits of One Million Dollars ($1,000,000); and

     (d) Property insurance coverage on all of Tenant's merchandise, inventory, furniture, fixtures, equipment and improvements in, on, or about the Premises, including leasehold improvements constructed by or on behalf of Tenant. The property insurance must be written on the broadest available "special form" policy form or a reasonably equivalent form for no less than 100% of the full replacement cost of the covered items. The policy shall be written in amounts of coverage that meet any coinsurance requirements of the policy, and include vandalism and malicious mischief coverage and sprinkler leakage coverage. The proceeds from this policy shall be used by Tenant for the replacement of the property and the restoration of Tenant's improvements or alternations. Landlord shall be named as an additional insured as its interest may appear on the policy by endorsement satisfactory in form and substance to Landlord.

13.4  Tenant's Contractor's Insurance

     Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, a non-deductible:

     (a) One Million Dollars ($1,000,000) Combined Single Limit ISO Commerical General Liability insurance and Five Hundred Thousand Dollars ($500,000) Combined Single Limit Liability coverage for Owned, Hired, and Non-owned Automobiles;

     (b) Umbrella Liability coverage excess over ISO Commercial General Liability, Owned, Hired and Non-owned Automobiles in an amount of at least $5,000,000; and

     (c)  Workmen's Compensation with limits of One Million Dollars
($1,000,000).

13.5  Policy Requirements

     The company or companies writing any insurance that Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Sections
13.3 and 13.4 as well as the form of such insurance shall at all times be subject to Landlord's reasonable approval and any such company or companies shall be admitted or authorized to do business in the State in which the Premises are located. Public liability and special form property and casualty insurance policies evidencing such insurance shall name Landlord, its mortgagee and the property manager as additional insureds and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after the thirty (30) days written notice to Landlord or its designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 13.3, 13.4, or 13.5, Landlord may perform the same and the cost of same shall be deemed Additional Rental and shall be payable upon Landlord's demand.

13.6  Increase in Insurance Premiums

     Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises
shall cause the rate of fire or   other insurance on the Premises or on other
property of Landlord or of others within the Shopping Center to be increased beyond the minimum rate from time to time applicable to the Premises or to any such property for the use of uses made thereof, Tenant will pay, as Additional Rental, the amount of any such increase upon Landlord's demand.

13.7  Waiver of Right of Recovery

     Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to any person or to the Shopping Center and to the merchandise, inventory, furniture, fixture, equipment and other property and improvement of either Landlord or Tenant in or on the Shopping Center that are caused by or result from risks insured against under any insurance policy carried by the party granting the release and in force at the time of the damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage covered by the policy. If any insurance policy cannot be obtained with a waiver of subrogation or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of fifteen (15) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional costs. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charge, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

13.8  Tenant's Failure to Comply

     If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord immediately on demand the premium cost thereof.

13.9 Indemnities

     (a) Landlord, its agents, employees, and representatives (collectively called the "Landlord Indemnities") shall not be liable to Tenant or Tenant's agents, employees, guests, invitees or to any other person claiming by, through or under Tenant for any injury to person, loss or damage to property, or for loss or damage to Tenant's business, occasioned by or through the acts or omissions of Landlord due to the conditions or design or any defect in Landlord's Building or its mechanical systems that may exist or occur, or by any other cause whatsoever except Landlord's gross negligence or willful misconduct. The Landlord Indemnitees shall not be liable for and Tenant hereby indemnifies Landlord and saves it harmless from any and all loss, claims, costs, suits, actions, damages, liability and expenses in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Premises or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act, omission or negligence of Tenant, its agents, contractors, employees, servants, invitees, or licensees. Tenant shall protect and hold such Landlord Indemnitee harmless therefrom and shall pay all costs and expenses, including reasonable attorney's fees, of such Landlord Indemnitee incurred in connection therewith.

     (b) Landlord hereby indemnifies Tenant and saves it harmless from any and all loss, claims, costs, suits, actions, damages, liability and expenses in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence on the Common Areas of the Shopping Center (except as a result of the negligence or intentional misconduct of Tenant or any of Tenant's agents, contractors, employees, servants, invitees, or licensees), or as a result of the gross negligence or intentional misconduct of Landlord. Landlord shall protect and hold such Tenant harmless therefrom and shall pay all costs and expenses, including reasonable attorney's fees, of Tenant incurred in connection therewith.

                                 ARTICLE XIV.
                            Damage and Destruction

14.1  Landlord's Obligation to Repair and Reconstruct

     If the Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rental. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of
Section 14.2, Landlord shall cause such damage to be repaired and, provided such damage is not caused by the negligence of Tenant, its agents, concessionaires, officers, employees, contractors, licensees or invitees, all Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of the Landlord, subject to Tenant's responsibilities set forth herein. Notwithstanding the foregoing, if all such damage is not completely repaired to the point that the Premises are again rendered tenantable within 180 days after the date of the casualty, then Tenant may elect to terminate this Lease by giving to Landlord notice of such election within ninety (90) days after the expiration of the 180 day period.

     Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Premises, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

14.2  Landlord's Option to Terminate Lease

     If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance or (c) damaged or destroyed in whole or in part during the last two years of the Term, or if Landlord's Building is damaged to the extent of fifty percent (50%) or more of Landlord's Floor Area, then, in any of such events, Landlord may elect to terminate this Lease by giving Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such casualty event, and Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such casualty event.

14.3  Demolition of Landlord's Building

     If Landlord's Building shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish such Building for the purpose of reconstruction, Landlord may demolish the same in which event the Rental shall be abated to the same extent as it the Premises were rendered untenantable by a Casualty and Tenant's right to terminate stated in Section
14.1 shall apply.

14.4  Insurance Proceeds

     If Landlord does not elect to terminate this Lease pursuant to Section 14.2, Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of Landlord's Building in accordance with Section 14.1 hereof. All insurance proceeds payable with respect to the Premises (excluding proceeds payable to Tenant pursuant to Section 13.3) shall belong to and shall be payable to Landlord.

                                 ARTICLE XV.
                                Condemnation

15.1  Effect of Taking

     If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and all Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be reduced in the same proportion as the portion of the Floor Area of the Premises so taken bears to Tenant's Floor Area. If the aforementioned taking renders the remainder of the Premises unsuitable for the Permitted Use, either party may terminate this Lease as of the date when Tenant is required to yield possession by giving notice to that effect within thirty (30) days after such date. If twenty percent (20%) or more of Landlord's Floor Area in the Shopping Center Area is taken as aforesaid, then Landlord may elect to terminate this Lease as of the date on which possession thereof is required to be yielded to the condemning authority, by giving notice of such election within ninety (90) days after such date. If any notice of termination is given pursuant to this Section, this Lease and the rights and obligations of the parties hereunder shall cease as of the date of such notice and Rental

(other than Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

15.2  Condemnation Awards

     All compensation awarded for any taking of the Premises or the Shopping Center Area or any interest in either shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's business good will, but if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or the owner of the fee simple estate in the Shopping Center Area.

                                 ARTICLE XVI.
                          Assignments and Subletting

16.1  Landlord's Consent Required

      Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor pledge or secure by mortgage or other instruments this Lease, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition includes, without limitation, (i) any subletting or assignment which could otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure; (ii) an assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of Lease; or (iii) the change in control of an entity as defined below in Section 16.2. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting, nor shall such consent be deemed to release Tenant from liability under this Lease except to the extent such consent specifically provides in writing. Tenant shall pay to Landlord, as Additional Rental, the sum of Five Hundred Dollars ($500.00) to cover Landlord's administrative costs, overhead and counsel fees, plus all reasonable out-of-pocket expenses, in connection with such assignment or subletting consented to by Landlord and any and all additional costs and expenses incurred hereunder.

16.2  Permitted Sublease

     Notwithstanding anything to the contrary in this Lease, Tenant may sublease the Premises to Odyssey Marine Entertainment, Inc., a Nevada corporation and a wholly owned subsidiary of Tenant, with notice to but without Landlord's consent. This permitted sublease shall not release Tenant from liability under this Lease.

16.3  Acceptance of Rent from Transferee

     The acceptance by Landlord of the payment of Rental following any assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

                                 ARTICLE XVII.
                                   Default

17.1  "Event of Default" Defined

     Any one or more of the following events shall constitute an "Event of Default":

     (a) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process; or if Tenant is adjudicated a bankrupt or insolvent under any State bankruptcy or insolvency law or an order for relief is entered against Tenant under the Federal Bankruptcy Code and such adjudication or order is not vacated within ten (10) days.

     (b) The commencement of a case under any chapter of the Federal Bankruptcy Code by or against Tenant, or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant a bankrupt or insolvent, or the reorganization of Tenant, or an arrangement by Tenant with its creditors, unless the petition is filed or case commenced by a party other than Tenant and is withdrawn or dismissed within thirty (30) days after the date of its filing.

     (c) The admission in writing by Tenant of its inability to pay its debts when due.

     (d) The appointment of a receiver or trustee for the business or property of Tenant, unless such appointment shall be vacated within ten (10) days of its entry.

     (e) The making by Tenant of an assignment for the benefit of its creditors, or if in any other manner Tenant's interest in this Lease shall pass to another by operation of law.

     (f) The failure of Tenant to pay any Rental or other sum of money within five Business Days after Tenant receives notice that the same has not been paid when due.

     (g) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) days period, in which case no Event of Default occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same.

     (h) The vacating or abandonment of the Premises by Tenant at any time during the Term of this Lease or closing the Premises as a retail sales store for a period in excess of thirty (30) days unless such closing is for the purpose of renovation, repair or permitted alterations.

     (i) The occurrence of any other event described as constituting an "Event of Default" elsewhere in this Lease.

17.2  Remedies

     Upon the occurrence and continuance of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may:

     (a) With such judicial process as may be required by law, enter the Premises and take possession of any and all goods, inventory, equipment, fixtures and all other personal property of Tenant situated in the Premises without liability for trespass or conversion, and may sell all or any part thereof at public or private sale. Tenant agrees that five (5) days prior notice of the date after which any private sale shall be held shall constitute reasonable notice. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property, including all attorneys' fees; second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rental, which may be or may become due from Tenant to Landlord; and third, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

     (b) With such judicial process as may be required by law, perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform to and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand.

     (c) Elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and may with judicial process reenter the Premises, and may remove Tenant and all other persons (if Tenant is still in possession) and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

     (d) Landlord may accelerate the Rent and declare immediately due and payable the Rent for the entire unexpired Term of this Lease, excluding the balance of the Term after Tenant's exercise of any of its termination rights permitted herein.

     (e) Landlord may demand specific performance or a mandatory injunction requiring Tenant to perform its obligations, or both.

     (f) Landlord may exercise any other legal or equitable right or remedy that it may have.

     Any one or more of the rights or remedies specified in this section shall be available to Landlord upon an Event of Default. If Landlord elects one or more rights or remedies in respect of an Event of Default, it may at any time thereafter elect one or more different rights or remedies in respect of the Event of Default. Tenant specifically waives all notices to vacate, including but not limited to the notice to vacate specified in Louisiana Civil Code of Procedure Article 4701, or any successor provision of law. Notwithstanding the provisions of clause (b) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

     Any reasonable costs and expenses incurred by Landlord (including attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

17.3 Damages

     If Tenant's right of possession under this Lease is terminated by Landlord pursuant to Section 17.2, Tenant nevertheless shall remain liable for any Rental and damages which may be due or sustained by Landlord and all reasonable costs, fees and expenses including, but not limited to, attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages which shall be an amount or amounts equal to the Rental which, but for termination of Tenant's rights of possession under this Lease, would have become due during the remainder of the Term, less the amount of amounts of rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rental received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord).

     If this Lease is terminated pursuant to Section 17.2, Landlord may re-let the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to re-let the Premises or any failure by Landlord to collect any rent due upon such re-letting, provided however Landlord shall have a duty to mitigate its damages.

17.4  Assignment in Bankruptcy

     In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord elects not to terminate or is stayed from termination of Tenant's rights of possession under this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to
Landlord:

     (a) That assignee has sufficient capital to pay the Rental and other charges due under the Lease for the entire Term; and

     (b) That Annual Percentage Rental due under the Lease will not decline substantially from the highest Annual Percentage Rental paid by Tenant prior to such bankruptcy or insolvency proceedings; and

     (c) That the assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Shopping Center; and

     (d) That such assignment and assumption by the assignee will not substantially disrupt or impair any existing tenant mix in the Shopping Center.

17.5 Landlord's Default/Tenant's Remedies.

     The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default not to exceed sixty
(60) days after notice by the Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation

     Anything to the contrary contained herein notwithstanding, in the event Landlord fails or neglects to make repairs to the Premises that Landlord is required to make in accordance with the terms of this Lease within thirty (30) days after receipt of written notice from Tenant of the necessity therefor (or such longer period as is necessary to complete the same if Landlord commences such repairs within thirty (30) days after receipt of notice from Tenant and proceeds with reasonable diligence), or within forty-eight (48) hours in the event of an emergency, Tenant shall provide Landlord with an additional five
(5) day written notice of Landlord's default. In the event Landlord continues to default pursuant to the Lease, the Tenant may, but shall not be obligated to, make such repairs as may be necessary to place the Premises in good, safe and sanitary order, condition, and repair. Upon the submittal of a receipt of the bill therefore and copies of all applicable invoices for the completion of such repairs, Landlord shall reimburse Tenant for the actual cost thereof, in the form of a credit against Tenant's rent payable.

                                ARTICLE XVIII.
                         Subordination and Attornment

18.1  Subordination

     Unless a Mortgagee (as hereinafter defined) shall otherwise elect as provided in Section 18.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of

     (a) any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, or

     (b) any mortgage, deed of trust or other security instrument constituting a mortgage lien upon the Premises, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage" and the party of parties having the benefit of same, whether as lessor, mortgagee, trustee or note holder, being referred to herein as "Mortgagee". Tenant's acknowledgment and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or a Mortgagee.

18.2  Mortgagee's Unilateral Subordination

     If a Mortgagee shall so elect by notice to Tenant or by the recording of unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject nevertheless, to such conditions as may be set forth in any such notice or declaration.

18.3  Attornment

     If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request; provided that any such successor in interest shall be deemed by reliance on this Section 18.3 to have agreed that it shall not disturb possession by Tenant of the Premises except as provided in this Lease and such successor in interest will acknowledge such non-disturbance agreement in any confirmation of attornment as it requests.

18.4  Nondisturbance Agreement

     Upon the execution of this Lease by Tenant, Landlord shall submit a request to its current mortgage lender for a nondisturbance agreement in favor of Tenant. The nondisturbance agreement may be on the lender's standard form. If Landlord is unable to provide Tenant with this nondisturbance agreement within 10 days after the date of this Lease, then Tenant shall have the right to terminate this Lease by providing a written notice of termination to Landlord no later than 15 days after the date of this Lease. Tenant shall be deemed to have waived this right to terminate this Lease if it does not exercise it within 15 days after the date of this Lease.

                                 ARTICLE XIX.
                                   Notices

19.1  Sending of Notices

     Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given (i) on the third day following the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage charges prepaid, and addressed as set forth below, or (ii) on the next Business Day following delivery to a nationally recognized overnight courier service and addressed as set forth below.

     (a) If intended for Landlord, addressed as follows: Manager, c/o Jackson Brewery Millhouse, Management Office, 3rd Floor, 600 Decatur Street, New Orleans, LA 70130. Payment of Rental and sales reports shall be delivered to Landlord's management office in the Shopping Center.

     (b) If intended for Tenant, addressed as follows: to the Premises with a copy to 5215 West Laurel Street, Tampa, Florida 33607.

     Any party may, at any time, change its notice address and for the above purposes by sending a notice to the other party stating the change and setting forth the new address.

19.2  Notice to Mortgagees

     If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 19.1 and to such address as such Mortgagee shall designate.

                                 ARTICLE XX.
                               Quiet Enjoyment

20.1  Warranty

     Landlord warrants that it has full right and authority to lease the Premises upon the terms and conditions herein set forth; and the Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as it does not default in the performance of any of its covenants hereunder.

                                 ARTICLE XXI.
                                Miscellaneous

21.1  Radius Restriction

     Tenant agrees that Tenant (and if Tenant is an entity, its members, managers, officers, directors, stockholders, any affiliates or partners) shall not, directly or indirectly, own, operate, manage or have any interest in any other interactive attraction that has a theme of exploring, recovering and displaying shipwrecks anywhere within the Radius Restriction at any time during the Term of this Lease.

21.2  Estoppel Certificates

     At any time and from time to time, within twenty (20) days after Landlord shall request the same, Tenant shall execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord, a certificate in the acceptable form with respect to the matters required by such party and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord. In the event that Tenant fails to provide such certificate within twenty (20) days after request therefor by Landlord, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify. Said certificate shall be considered delivered to the Landlord and Mortgagee or other designated party when it has been transmitted in accordance with Section 19.1 of this Lease.

21.3  Inspections and Access by Landlord

     Tenant will permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours to inspect the same and to enforce or carry out any provision of this Lease, including, without limitation, any access necessary for the making of any repairs which are Landlord's obligation hereunder; provided that, in an emergency situation, such access, shall be at any time upon Landlord's oral request. Landlord's access and entry shall, except in an emergency, be done in such a manner so as to minimize, to the extent reasonably practicable, interference with Tenant's business operations in the Premise.

21.4  Memorandum of Lease

     The parties hereby agree that, upon the request of either party, each will execute, acknowledge and deliver a short form or memorandum of this Lease in recordable form. Recording, filing and like charges and any stamp, charge for recording, transfer or other tax shall be paid by the Tenant. In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord and agreement removing such short form of lease from record. If Tenant fails to execute such agreement within said thirty (30) day period or fails to notify Landlord within said thirty (30) day period of its reasons for refusing to execute such agreement, Landlord is hereby authorized to execute and record such agreement removing the short form of lease from record. Notwithstanding the foregoing, Tenant may disclose this Lease in connection with any filings it is required to make with any governmental authority, including, without limitation, the SEC. These provisions shall survive any termination of this Lease.

21.5  Remedies Cumulative

     No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Shopping Center shall affect or alter this Lease in any way whatsoever.

21.6  Successors and Assigns

     This Lease and the covenants and conditions herein contained shall inure to the benefits of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord. Upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease occurring thereafter.

21.7  Compliance with Laws and Regulations

     Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances affecting the Premises or any part thereof, or the use thereof, including, but not limited to, those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and
(b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

21.8  Captions and Headings

     The Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

21.9  Joint, Several and In Solido Liability

     If two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other entity to pay rent and perform all other obligations hereunder shall be deemed to be joint, several and in solido, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other entities shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each member shall be joint, several and in solido.

21.10  Broker's Commission

     Each of the parties represents and warrants that there are no claims for brokerage commissions or finders' fees (other than those due Corporate Realty, Inc., which Landlord agrees to pay pursuant to a separate agreement between Landlord and the broker) in connection with the execution of this Lease, and each party agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, the cost of counsel fees in connection therewith.

21.11  No Discrimination

     It is intended that the Shopping Center shall be developed so that all prospective tenants thereof, and all customers, employees, licensees and invitees of all tenants shall have the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Shopping Center without discrimination because of race, creed, color, sex, age, national origin or ancestry. To that end, Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, sex, age, national origin or ancestry of such person or group of persons.

21.12  No Joint Venture

     Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

21.13  No Option

     The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

21.14  No Modification

     This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

21.15  Severability

     If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

21.16  Third Party Beneficiary

     Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of third party beneficiary except rights contained herein for the benefit of a Mortgagee.

21.17  Entity Tenants

     In the event Tenant is an entity, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is duly organized and qualified to do business in the state in which the Shopping Center is located; all Tenant's franchises and other taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the governing body or owners of such entity to execute and deliver this Lease on behalf of the entity.

21.18  Applicable Law

     This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Louisiana.

21.19  Time of Essence

     Time is of the essence of this Lease.

21.20  Performance of Landlord's Obligations by Mortgagee

     Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

21.21  Waiver of Jury Trial

     Landlord and Tenant hereby mutually waive any and all right which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

21.22  Option to Terminate Lease

     Notwithstanding any provision herein to the contrary, if for any reason whatsoever the Premises shall not be Ready for Occupancy as of one (1) year following the execution of this Lease Agreement, either Landlord or Tenant may elect to terminate this Lease by giving notice of such election to the other party. If such notice is given, this Lease and the rights and obligations of the parties hereunder shall thereupon cease and terminate without need for the execution of any further or other instrument, but, if Landlord shall request, Tenant shall execute an instrument, in recordable form, whereby Tenant releases and surrenders all right, title and interest which it may have in and to the Premises under this Lease or otherwise.

21.23  Limitation on Right of Recovery Against Landlord

     Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Shopping Center and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Shopping Center. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Shopping Center and judgments so rendered shall not give rise to any right of execution of levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

21.24  Force Majeure

     In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay. Notwithstanding anything herein contained to the contrary, the provisions of this Section 21.24 shall not be applicable to Tenant's obligations to pay rent or any other sums, monies, costs, charges or expenses required to be paid by Tenant subsequent to the Commencement Date.

21.25  Air Rights

     Notwithstanding anything to the contrary contained in this Lease, Landlord reserves to itself, its successors and assigns and specifically reserves from the demise hereunder any rights to use, dispose and/or further develop those rights commonly referred to as "air rights" or "development rights". Nothing herein contained shall prevent Landlord from using, selling, leasing or developing such rights during the Term of this Lease, provided that any such use, sale, leasing or development shall be accomplished with minimal inconvenience to Tenant. Unless actual usable space of Tenant is actually taken by Landlord for its use, sale, leasing or development of such rights, the rent payable hereunder shall not be reduced or abated during the Term of this Lease.

21.26  Rules and Regulations

     The rules and regulations described in Schedule D attached hereto and made a part hereof, for the Landlord's Building and the Premises which Landlord may hereafter form time to time, reasonably adopt and promulgate for the government and management of the Landlord's Building and Premises are hereby made a part of this Lease and shall, during the Term thereof be in all things observed and performed by Tenant and by Tenant's employees and agents.

21.27  PATRIOT Act Certification

     Tenant certifies that:

     (a) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

     (b) It has not executed this Lease, directly or indirectly on behalf of, or instigated or facilitating this Lease, directly or indirectly on behalf of, any such person, group, entity, or nation.

     Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

21.28  Riders, Schedules and Exhibits

     The parties acknowledge that all Riders, Schedules and other attachments hereto are a part hereof and are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Lease Agreement under their respective seals as of the day and year first above written.

WITNESSES:                          TENANT:

                                    ODYSSEY MARINE EXPLORATION, INC.

_________________________________   By: /s/ John C. Morris
                                    Print Name:  John C. Morris
                                    Title:  President
_________________________________   Date:  June 2, 2005


WITNESSES:                          LANDLORD:

                                    JACKSON BREWERY MILLHOUSE, L.L.C.

                                    By:  Berger Management Corporation, its
                                         manager

_________________________________   By: /s/ Charles E. Riels
                                    Print Name:  Charles E. Riels
                                    Title:  Secretary/Treasurer
_________________________________   Date:  June 6, 2005

                                 SCHEDULE "A"

                      Site Plan Showing Location of Premises

FIRST FLOOR PLAN









THIRD FLOOR PLAN












                                 SCHEDULE "B"
                     Legal Description of Shopping Center

A certain parcel of ground, together with all the buildings and improvements thereon, and all the rights, ways privileges, servitudes, appurtenances and advantages therewith belonging or in anywise appertaining, situated in the Second Municipal District of the City of New Orleans, designated as JAX 2-A on a plan of re-subdivision by the Office of Gandolfo, Kuhn, Luecke & Associates dated May 21, 1985 (Dwg. No. T-144-28) and being more particularly described as follows in accord with said plan:

From the intersection of the easterly line of Decatur Street and the southerly line of St. Peter Street as narrowed to a width of 33 feet, thence along the easterly line of Decatur Street S 37-28-24 W, 22.66 feet to the division line between Jax 1 and 2-A , and the point of beginning; thence along said division line S 52-31-36 E, 128 feet; thence along said line S 37-28-24 W, 26 feet, thence along said line S 52-31-36 E, 38.86 feet to the easterly line of JAX 2-A and the protected side of existing floodwall; thence along said line for the next two courses; S 35-40-43 W, 86 feet, thence S 32-10-32W, 66.44 feet to the division line between JAX 2-A and JAX 2-B, thence along said line N 52-31-36 W, 175.65 feet to the easterly line of Decatur Street, thence along said line N 37-28-24 E, 178.11 feet to the point of beginning. Containing 29,207 square feet.


























                                 SCHEDULE "C"
                          JACKSON BREWERY MILLHOUSE


Landlord's Work

Landlord, at its expense, shall perform the following work.. Except as otherwise indicated below, the Premises will be delivered to Tenant in their "as is" condition.

     Third Floor:   All interior walls, doors and cabinets (including
                    gas and water lines) will be demolished with the exception of the existing restroom and management office.

                    Drywall on the demising walls will be patched, taped and floated to deliver walls "ready for paint." Demising walls will be painted black.

                    All existing track lighting will be removed with the circuits left in place.

                    Existing HVAC equipment and piping will be delivered in good working condition, with no warranty.

                    Existing vinyl flooring is to remain "as is."

                    All windows are to remain in "as is" condition.

                    Brick covering on wet column near the entrance to Tenant's space will be left intact.

     First Floor:   The portion of the Premises on the first floor of
                    Landlord's Building shall be delivered to Tenant in "as is" condition with HVAC and electrical to the Premises in good working order, with no warranty.

     New Entrance:  Tenant shall provide Landlord with its requested redesign for the Decatur Street entrance to the Premises. Subject to Landlord's approval of the design and subject further to the approval of the design by the Vieux Carre Commission, Landlord, at its expense, shall install the new Decatur Street entrance to the Premises. Tenant acknowledges that significant delays are expected for the approval process for exterior changes such as the new entrance. These exterior changes may be made after Landlord delivers the Premises to Tenant with all other portions of Landlord's Work substantially completed. The performance of Tenant's Work and the Commencement Date shall not be delayed or postponed as a result of the delay of or inability to obtain approval for a redesign of the Decatur Street entrance to the Premises.

Tenant's Work

     Tenant, at its expense, shall perform all other improvements to the Premises and other work necessary to build, finish, equip and furnish the Premises in a manner suitable for the operation of Tenant's business.

                                  TENANT:

                                  Initials _____________


                                  LANDLORD:

                                  Initials _____________






















































                                SCHEDULE "D"
            Rules and Regulations for The Jackson Brewery Millhouse

1. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

2. No showcases, sales tables, merchandise displays, signs or other articles shall be put in front of or affixed to any part of the exterior of Landlord's Building, nor placed in the halls, common passageways, corridors or vestibules without the prior written consent of Landlord.

3. Canvassing, soliciting and distribution of hand bills other than in the Premises is prohibited.

4. The sidewalk, entrances, passages, courts, vestibules, corridors and halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

5. No awnings or other projections shall be attached to the outside walls of Landlord's Building without the prior written consent of landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without prior written consent of Landlord.

6. No sign, signal, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant and without any liability and Landlord may charge any expense incurred in such removal to Tenant.

7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in Landlord's Building shall not be covered or obstructed by Tenant without written consent of Landlord.

8. There shall not be used in the Premises, or in the public halls of Landlord's Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires. Tenant shall use best efforts to complete or cause to be completed all deliveries, loading, unloading or services to the Premises prior to 10:00 a.m. each day.


9. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant who, or whose servants, employees, agents, visitors, invitees or licensees shall have caused the same.

10. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or within, or released from, the Premises.

11. Tenant shall not use the passenger elevators for service and/or freight delivery.





                                SCHEDULE "E"
                     COMMENCEMENT/TERMINATION AGREEMENT
                     FOR THE JACKSON BREWERY MILLHOUSE

Landlord and Tenant hereby agree upon the following dates pertinent to this Lease Agreement:

1. The date upon which the Premises were "Ready for Occupancy" as such term is described in Section 7.1 was ______________.

2.  The Commencement Date of the Term is ___________________.

3. The Termination Date of the Term is ___________________, unless the Lease is terminated sooner pursuant to the provisions set forth in the Lease.

In the event of a conflict between the Lease and this Commencement/Termination Agreement, this Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Commencement/Termination Agreement as of this _____ day of ____________, 2005.


WITNESSES:                          TENANT:

                                    ODYSSEY MARINE EXPLORATION, INC.


_________________________________   By: ______________________________
                                    Print Name:  _____________________
                                    Title:  __________________________
_________________________________   Date:  ___________________________


WITNESSES:                          LANDLORD:

                                    JACKSON BREWERY MILLHOUSE, L.L.C.

                                    By:  Berger Management Corporation, its
                                         manager


_________________________________   By: ______________________________
                                    Print Name:  _____________________
                                    Title:  __________________________
_________________________________   Date:  ___________________________



















                                 SCHEDULE "F"
                             EXISTING EXCLUSIVES


1.     Sunglasses
2.     Banking and/or ATM
3.     Use of the name "Riverview"